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Allied Capital Corporation and Subsidiaries
Exhibit 11 Computation of Earnings Per Common Share
Form 10-Q
June 30, 1995

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                                                           For the Three Months Ended          For the Six Months Ended
                                                                    June 30,                           June 30,
                                                           ---------------------------         ---------------------------
                                                             1995              1994               1995             1994
                                                           -----------     -----------         -----------     -----------
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Primary Earnings Per Common Share:

  Net Increase in Net Assets Resulting
    from Operations                                        $7,196,000      $2,641,000          $9,330,000      $3,393,000

  Less:  Dividends for Preferred Stock                        (55,000)        (55,000)           (110,000)       (110,000)
                                                           -----------     -----------         -----------     -----------

  Net Increase in Net Assets Resulting
    from Operations Available to
    Common Shareholders                                    $7,141,000      $2,586,000          $9,220,000      $3,283,000
                                                           -----------     -----------         -----------     -----------
                                                           -----------     -----------         -----------     -----------


  Weighted average number of common
    shares outstanding                                      6,152,703       6,134,191           6,152,703       6,134,191

  Dividend reinvestment plan common shares issued              21,344          21,344              21,344          21,344

  Weighted average number of common
    shares issuable on exercise
    of outstanding stock options                                    -          15,585                   -          26,228
                                                           -----------     -----------         -----------     -----------

  Weighted average number of common
    shares and common share equivalents outstanding         6,174,047       6,171,120           6,174,047       6,181,763
                                                           -----------     -----------         -----------     -----------
                                                           -----------     -----------         -----------     -----------

  Earnings per Common Share                                     $1.16           $0.42               $1.49           $0.53
                                                           -----------     -----------         -----------     -----------
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Fully Diluted Earnings Per Common Share:

  Net Increase in Net Assets Resulting
    from Operations                                        $7,196,000      $2,641,000          $9,330,000      $3,393,000

  Less: Dividends for Preferred Stock                         (55,000)        (55,000)           (110,000)       (110,000)
                                                           -----------     -----------         -----------     -----------

  Net Increase in Net Assets Resulting
    from Operations Available to
    Common Shareholders                                    $7,141,000      $2,586,000          $9,220,000      $3,283,000
                                                           -----------     -----------         -----------     -----------
                                                           -----------     -----------         -----------     -----------


  Weighted average number of common
    shares and common share
    equivalents outstanding as computed for
    primary earnings per share                             6,174,047        6,171,120           6,174,047       6,181,763


  Weighted average of additional
    shares issuable on exercise
    of outstanding stock options                                    -               -                   -               -
                                                           -----------     -----------         -----------     -----------

  Weighted average number of common
    shares and common share equivalents
    outstanding, as adjusted                                6,174,047       6,171,120           6,174,047       6,181,763
                                                           -----------     -----------         -----------     -----------
                                                           -----------     -----------         -----------     -----------

  Earnings per Common Share                                     $1.16           $0.42               $1.49           $0.53
                                                           -----------     -----------         -----------     -----------
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